EXHIBIT 16.1
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May 20, 2005


Securities and Exchange Commission
Washington, D.C. 20549



Ladies and Gentlemen:

Sarna & Company Certified Public Accountants, the former registered independent accountants for Flamemaster Corporation ("the registrant"), have read and agree with the disclosures the registrant has made in response to item 304(a) of Regulation S-K on Form 8-KA dated May 23, 2005.




Very truly yours,


/s/ Sarna & Company Certified Public Accountants

    Westlake Village, California